Exhibit 10.14
COLLATERAL PLEDGE AGREEMENT
among
HUMAN GENOME SCIENCES, INC.,
as Pledgor,
MANUFACTURERS AND TRADERS TRUST COMPANY,
as Pledgee
and
MANUFACTURERS AND TRADERS TRUST COMPANY,
acting in its capacity as Collateral Agent
Dated as of December 1, 2009
$23,000,000
Maryland Economic Development Corporation
Taxable Variable Rate Demand/Fixed Rate Revenue Bonds
(Human Genome Sciences, Inc. Facility)
1997 Issue
and
$17,500,000
Maryland Economic Development Corporation
Taxable Variable Rate Demand/Fixed Rate Revenue Bonds
(Human Genome Sciences, Inc. Facility)
Series 1999 A and B

COLLATERAL PLEDGE AGREEMENT
     THIS COLLATERAL PLEDGE AGREEMENT (this “Agreement”) is dated as of December 1, 2009, and is among HUMAN GENOME SCIENCES, INC., a Delaware corporation (the “Pledgor”), MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation (the “Pledgee”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, acting in its capacity as Collateral Agent (the “Collateral Agent”).
RECITALS
     Pursuant to, and in accordance with the provisions of Article 83A, Title 5, Subtitle 2 of the Annotated Code of Maryland, as amended from time to time (the “Act”), the Maryland Economic Development Corporation, a body politic and corporate and a public instrumentality of the State of Maryland (the “Issuer”) issued and sold its Taxable Variable Rate Demand/Fixed Rate Revenue Bonds (Human Genome Sciences, Inc. Facility), 1997 Issue, in the aggregate principal amount of $23,000,000 (the “1997 Bonds”) for the sole and exclusive purpose of financing a portion of (1) the acquisition of approximately 10 acres of land located in Montgomery County, Maryland (the “Land”) and (2) the construction of a process development and manufacturing plant on the Land containing approximately 84,000 square feet (the “Building”). The Land and the Building are collectively referred to as the “Facility.” The Issuer currently leases the Facility to the Pledgor pursuant to a Lease Agreement dated as of December 1, 1997, as amended or supplemented from time to time.
     The 1997 Bonds were issued pursuant to a Trust Indenture dated as of December 1, 1997, by and between the Issuer and FMB Trust Company, National Association (now known as Manufacturers and Traders Trust Company) (the “Trustee”).
     In order to enhance the marketability of the 1997 Bonds, at the request of the Issuer and the Lessee, Allfirst Bank (“Allfirst”), predecessor in interest to the Pledgee, issued to the Trustee Allfirst’s irrevocable transferable direct-pay letter of credit to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the 1997 Bonds (the “1997 Bonds Letter of Credit”).
     Pursuant to, and in accordance with the Act, the Issuer subsequently issued and sold its Taxable Variable Rate Demand/Fixed Rate Revenue Bonds (Human Genome Sciences, Inc. Facility) Series 1999 A and B, in the aggregate principal amount of $17,500,000 (the “1999 Bonds”) for the sole and exclusive purpose of financing a portion of the costs of improving and equipping a 43,000 square-foot (approximate) addition to the Building (the “Additional Improvements”). The Issuer currently leases the Additional Improvements to the Pledgor pursuant to an Amended and Restated Lease Agreement of even date herewith.
     The 1999 Bonds were issued pursuant to a Trust Indenture dated as of December 1, 1999, by and between the Issuer and the Trustee’s predecessor in interest, Allfirst Trust Company, National Association, which Trust Indenture has subsequently been amended and restated in its entirety pursuant to an Amended and Restated Trust Indenture of even date herewith.

     In order to enhance the marketability of the Series 1999 A Bonds, at the request of the Issuer and the Pledgor, Allfirst issued to the Trustee Allfirst’s irrevocable transferable direct-pay letter of credit to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Series 1999 A Bonds (the “Series 1999 A Bonds Letter of Credit”).
     In order to enhance the marketability of the Series 1999 B Bonds, at the request of the Issuer and the Pledgor, First Union National Bank (“First Union”) issued to the Trustee First Union’s irrevocable transferable direct-pay letter of credit to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Series 1999 B Bonds (the “First Union Series 1999 B Bonds Letter of Credit”).
     The 1997 Bonds Letter of Credit, the Series 1999 A Bonds Letter of Credit and the First Union Series 1999 B Bonds Letter of Credit each expire on December 15, 2009.
     At the request of the Issuer and the Pledgor, the Pledgee, as successor in interest to Allfirst, has agreed to extend the 1997 Bonds Letter of Credit and the Series 1999 A Bonds Letter of Credit.
     At the request of the Issuer and the Pledgor, in substitution for the First Union Series 1999 B Bonds Letter of Credit, the Pledgee has agreed to issue the Pledgee’s irrevocable transferrable direct-pay letter of credit to provide payment for and secure the payment of the principal of and interest on, and the purchase price of, the Series 1999 B Bonds (the “Substitute Series 1999 B Bonds Letter of Credit”).
     As a condition precedent to the extension of the 1997 Bonds Letter of Credit, the Pledgee has required that the Pledgor enter into a Reimbursement Agreement of even date herewith pursuant to which the Pledgor has agreed to reimburse the Pledgee for any draws made under the 1997 Bonds Letter of Credit and for certain other items set forth therein (as amended or supplemented from time to time, the “1997 Reimbursement Agreement”).
     As a condition precedent to the extension of the Series 1999 A Bonds Letter of Credit and the issuance of the Substitute Series 1999 B Bonds Letter of Credit, the Pledgee has required that the Pledgor enter into a Reimbursement Agreement of even date herewith pursuant to which the Pledgor has agreed to reimburse the Pledgee for any draws made under the Series 1999 A Bonds Letter of Credit and/or the Substitute Series 1999 B Bonds Letter of Credit and for certain other items set forth therein (as amended or supplemented from time to time, the “1999 Reimbursement Agreement” and, together with the 1997 Reimbursement Agreement, the “Reimbursement Agreements”).
     In order to secure the Pledgor’s obligations under the Reimbursement Agreements, the Pledgee requires that the Pledgor post cash collateral and/or securities with a minimum market value of $34,300,000 (the “Minimum Collateral Amount”).
     NOW, THEREFORE, in order to secure its obligations under the Reimbursement Agreements, the Pledgor hereby covenants and agrees with the Pledgee as follows:

     1. Grant of Security Interest; Custody; Perfection. The Pledgor hereby pledges, assigns and grants to the Pledgee a security interest in the cash and marketable securities on deposit in the account maintained by the Pledgor with the Collateral Agent as described in Exhibit A attached hereto and made a part hereof (the “Account”), the Account, and all interest and other income thereon and all cash and noncash proceeds thereof (all of the foregoing is herein collectively referred to as the “Collateral”) pursuant to the provisions of the Maryland Uniform Commercial Code, in order to secure the Pledgor’s obligations under the Reimbursement Agreements.
     The Collateral is to be held by the Collateral Agent on behalf of the Pledgee. The Pledgor hereby agrees that the Pledgee shall have with respect to the Collateral the rights and remedies of a secured party provided in the Maryland Uniform Commercial Code. The Collateral Agent will at all times maintain the Account at its offices in the State of Maryland.
     As of the effective date of this Agreement, the Pledgor has pledged, assigned and granted to the Pledgee a security interest in the Collateral and such Collateral and the Account have been designated on the records of the Collateral Agent as subject to the security interest granted pursuant to this Agreement in accordance with the provisions of the Maryland Uniform Commercial Code. The Pledgor and the Collateral Agent hereby agree that all securities or other property underlying any financial assets credited to the Account shall be registered in the name of the Collateral Agent, endorsed to the Collateral Agent or in blank or credited to another securities account maintained in the name of the Collateral Agent and in no case will any financial asset credited to the Account be registered in the name of the Pledgor, payable to the order of the Pledgor or specially indorsed to the Pledgor.
     The Collateral Agent hereby agrees that all property delivered to the Collateral Agent with respect to the pledge and security intended hereby will be held in or credited to the Account. The Collateral Agent further agrees that each item of property (including, without limitation, any investment property, financial asset, security, instrument, general intangible or cash) credited to the Account shall be treated as a “financial asset” within the meaning of Section 8-102(a)(9) of the Maryland Uniform Commercial Code.
     The Pledgor hereby directs the Collateral Agent, and the Collateral Agent hereby agrees, to comply with all entitlement orders of the Pledgee with respect to the Collateral and the Account without further consent of the Pledgor.
     3. Minimum Collateral Value. The Pledgor shall maintain on deposit, in the Account, Collateral with an actual market value of not less than the Minimum Collateral Amount, taking into account any penalties, fees, discounts or other amounts that could result in any reduction in the actual cash value of any of the Collateral upon any liquidation or early termination of any investments prior to the maturity date thereof.
     4. Investment; Preservation of Collateral. Funds held by the Collateral Agent hereunder shall be invested and reinvested by the Collateral Agent upon written order of the Pledgor only in Permitted Investments as described in Exhibit B attached hereto and made a part hereof. Such investments shall be registered in the name of the Collateral Agent and held by the Collateral Agent for the benefit of the Pledgee. The Collateral Agent shall not be responsible or liable for any loss suffered in connection with any investment of moneys made by it in accordance with the Pledgor’s instruction.
     The Pledgor shall be responsible for the preservation of the Collateral in the Collateral Agent’s possession and shall take all action necessary to preserve the rights of the Pledgee against prior parties to the Collateral. Neither the Pledgee nor the Collateral Agent shall be under any duty (a) to collect any of the Collateral or any moneys due or to become due thereunder, (b) to give any notices with respect to the Collateral, (c) to preserve or maintain any of the Collateral not in its possession, or (d) to preserve rights of the Pledgor against prior parties to the Collateral. The Pledgee and the Collateral Agent shall be deemed to have exercised reasonable care with respect to any of the Collateral in their possession if the Pledgee or the Collateral Agent takes such action for that purpose as the Pledgor shall reasonably request in writing; provided, however, that no failure to comply with any such request shall, of itself, be deemed a failure to exercise reasonable care, and no failure to do any act not requested by the Pledgor shall be deemed a failure to exercise reasonable care.
     5. Pledgor’s Representations and Warranties and Covenants. The Pledgor represents and warrants and covenants that:
(i)	it has received value (as defined in Section 1-201 (44) of the Maryland Uniform Commercial Code),

(ii)	it has the right to create a security interest in the Collateral,

(iii)	the Collateral is not subject to the interest of any third person,

(iv)	the Pledgor will defend the Collateral against the claims and demands of all third parties,

(v)	all statements provided by Pledgor relating to the Collateral relied upon by the Pledgee prior to, contemporaneous with or subsequent to execution of this Agreement are or shall be true, correct, complete, valid and genuine in all material respects,

(vi)	it has taken or caused other persons to take all actions necessary to effect the creation and perfection of the Pledgee’s security interest in the Collateral, and has caused to be filed with the Maryland State Department of Assessments and Taxation, the Secretary of State of the jurisdiction of organization of the Pledgor, and, if the Account is maintained in a different jurisdiction, the Secretary of State of the jurisdiction in which the Account is maintained, UCC-1 financing statements naming the Pledgor as debtor and the Pledgee as a secured party and evidencing the lien or pledge created by this Agreement, and, together with the book entries described above, such actions taken with respect to the Collateral pursuant to this Agreement create a valid and perfected first priority security interest in the Collateral, pursuant to the Maryland Uniform Commercial Code,

(vii)	it has full power, authority and legal right to enter into this Agreement and to pledge and grant a lien on the Collateral pursuant to this Agreement, and this Agreement has been duly authorized, executed and delivered by Pledgor and constitutes the legal, valid and binding obligation of Pledgor, enforceable against Pledgor in accordance with its terms,

(viii)	no authorization, consent, approval, license, qualification or formal exemption from, nor any filing, declaration or registration with, any court, governmental authority, or with any securities exchange is required in connection with (A) the due execution, delivery or performance by Pledgor of this Agreement, (B) the assignment of, and the grant of a lien on (including priority thereof), the Collateral by Pledgor in the manner and for the purpose contemplated by this Agreement, or (C) the exercise of the rights and remedies of Pledgee created hereby except those that have been obtained or made concurrently with the execution hereof, including, without limitation, filings in the appropriate offices under the Maryland Uniform Commercial Code,

(ix)	Neither the execution and delivery of this Agreement, nor the consummation of the transactions herein contemplated, nor compliance with the terms and provisions hereof will conflict with or result in a breach of, Pledgor’s formation agreements, any applicable law or regulation, or any order, writ, injunction or decree of any court or governmental authority binding on Pledgor, or any agreement or instrument to which Pledgor is a party or by which Pledgor is bound or to which any of the Collateral is subject, or result in the creation or imposition of any lien upon Pledgor’s earnings or assets pursuant to the terms of any such agreement or instrument,

(x)	the pledge of the Collateral to the Pledgee is not done in contemplation of insolvency or bankruptcy or with an intent to hinder, delay or defraud any of Pledgor’s creditors,

(xi)	it is not insolvent immediately before signing this Agreement and is not being rendered insolvent by the pledge of the Collateral to the Pledgee, and

(xii)	it will not pledge, assign or grant a security interest in the Collateral to any person other than the Pledgee.
     6. Partial Release of Collateral. Provided no Event of Default under this Agreement has occurred and is continuing, when the actual market value of the Collateral exceeds the Minimum Collateral Amount, the Pledgor shall have the right to request that the Pledgee release from the security interest granted pursuant to this Agreement Collateral in an amount equal to such excess; provided, however, the Pledgor shall not have the right to request such a release more than one time in any quarter. In the event that the Pledgor shall request that the Pledgee release Collateral from the security interest granted pursuant to this Agreement, the Pledgee shall not liquidate any Collateral for purposes of honoring such request without the prior written consent of the Pledgor.
     7. Deposits to Account. If at any time the actual market value of the Collateral is less than the Minimum Collateral Amount, the Pledgor shall within two (2) business days deposit to the Account and designate on the records of the Collateral Agent as subject to the security interest granted pursuant to this Agreement cash or marketable securities in an amount equal to the difference, between (a) the Minimum Collateral Amount, and (b) the actual market value of the Collateral. The Collateral Agent shall notify the Pledgor in writing of the amount to be deposited hereunder and the Pledgor shall promptly provide the Pledgee with evidence reasonably satisfactory to the Pledgee that such deposit has been made.
     Other than with respect to reporting requirements regarding the Collateral, the Collateral Agent shall have no obligations or responsibilities hereunder to any parties hereto with respect to any accounts of the Pledgor other than the Account. Notwithstanding the foregoing, however, nothing herein provided shall abrogate the Collateral Agent’s responsibilities to the Pledgor with respect to any other accounts managed or held by the Collateral Agent for or on behalf of the Pledgor.
     8. Substitutions. Provided no Event of Default under this Agreement has occurred and is continuing, the Pledgor may at any time and from time to time substitute cash and marketable securities for the Collateral on deposit in the Account; provided, however, the actual market value of the Collateral shall at all times be equal to or greater than the Minimum Collateral Amount.
     9. Investment Earnings. Provided no Event of Default under this Agreement has occurred and is continuing, when the actual market value of the Collateral equals at least Minimum Collateral Amount, investment earnings on the Collateral shall, on the last day of each quarter thereafter, be distributed to the Pledgor. In connection with the distribution of any investment earnings on the Collateral pursuant to this Paragraph 9, the Pledgee shall not liquidate any Collateral for purposes of making such distribution without the prior written consent of the Pledgor.
     10. Reporting Requirements. Not more than five (5) business days following the end of each calendar month, the Collateral Agent shall furnish to the Pledgee and the Pledgor a statement of the actual market value of the Collateral on deposit in the Account.
     11. Authority Over Account; Limitations on Withdrawals. The Pledgee shall have sole authority over withdrawals of the Collateral from the Account and no withdrawal of the Collateral from the Account shall be made except upon the written instructions of the Pledgee signed by an authorized officer of the Pledgee; provided, however, such withdrawals shall only be permitted when there is an Event of Default pursuant to this Agreement or when the Pledgee is releasing excess funds pursuant to Paragraphs 6, 8 or 9 hereof. Any written instructions from the Pledgee shall permit withdrawals within two (2) business days from the date thereof. In relying upon such written instructions from the Pledgee, the Collateral Agent shall have no liability other than for its negligence or willful misconduct.
     12. Default; Remedies Upon Default. The occurrence of any one or more of the following events shall constitute an Event of Default under this Agreement: (a) an event of default under either of the Reimbursement Agreements; or (b) failure of the Pledgor to perform, observe, or comply with any of the provisions of this Agreement, and such failure shall remain uncured for a period of five (5) days in the event of a monetary default and thirty (30) days in the event of a non-monetary default after the date of written notice from the Pledgee to the Pledgor. The Pledgee shall contemporaneously give the Collateral Agent and the Pledgor written notice of an Event of Default hereunder and the Collateral Agent shall from receipt of such notice act only upon the instructions of the Pledgee and the Collateral Agent shall have no liability to the Pledgor in following such instructions.
     Upon an Event of Default under this Agreement that has not been waived by the Pledgee, and any time thereafter, the Pledgee may, among its other rights and remedies (1) cause the Collateral to be transferred to its name or to the name of its nominee or nominees and thereafter exercise as to the Collateral all rights, powers and remedies of an owner, (2) collect by legal proceedings or otherwise all dividends, interest, principal payments, and other sums now or hereafter payable on account of the Collateral, and hold the same as Collateral, or apply the same to the expenses incurred by the Pledgee in such legal proceedings, the manner and distribution of the application to be in the sole discretion of the Pledgee, (3) enter into any extension, subordination, reorganization, deposit, merger, or consolidation agreement, or any other agreement relating to or affecting the Collateral and in connection therewith deposit or surrender control of such Collateral thereunder, and accept other property in exchange therefor and hold or apply such property or money so received in accordance with the provisions hereof, all of the foregoing specified rights and remedies, however, being subject to the rights of the Pledgor provided in the Maryland Uniform Commercial Code. The Pledgee shall give written notice to the Pledgor ten (10) days prior to the date of public sale of the Collateral or prior to the date after which private sale of the Collateral will be made.
     Subject to compliance with federal and state securities laws, full power and authority are hereby given to the Pledgee, acting through any of its respective officers, upon an Event of Default hereunder that has not been waived by the Pledgee, and at any time thereafter, at its election, to sell, assign, transfer and deliver the whole of the Collateral, or any part thereof or any additions thereto, or substitutes therefor, in such order as the Pledgee may elect, at public or private sale.
     To the extent the Pledgee actually receives any monies as a result of its exercise of any of the remedies provided for hereunder following the occurrence of an Event of Default hereunder, the Pledgee covenants and agrees that such monies, after deducting all costs incurred by the Pledgee in connection with the collection thereof, shall be credited against the obligations of the Pledgor under the Reimbursement Agreements in such order as the Pledgee in its discretion may determine.
     No failure or delay by the Pledgee to insist upon the strict performance of any term, condition, covenant, or agreement of this Agreement or of the Reimbursement Agreements, or to exercise any right, power, or remedy consequent upon a breach thereof, shall constitute a waiver of any such term, condition, covenant, or amendment or of any such breach, or preclude the Pledgee from exercising any such right, power, or remedy at any later time or times. By accepting payment after the due date of any of the obligations under this Agreement or of the Reimbursement Agreements, the Pledgee shall not be deemed to have waived the right either to require prompt payment when due of all other such obligations or to declare a default for failure to effect such payment of any such other obligations.
     Each right, power, and remedy of the Pledgee as provided for in this Agreement or in the Reimbursement Agreements or now or hereafter existing at law or in equity or by statute or otherwise shall be cumulative and concurrent and shall be in addition to every other right, power, or remedy provided for in this Agreement or in the Reimbursement Agreements or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or beginning of the exercise by the Pledgee of any one or more of such rights, powers, or remedies shall not preclude the simultaneous or later exercise by the Pledgee of any or all such other rights, powers, or remedies.

     13. Costs and Expenses. All reasonable costs and expenses, including reasonable attorney’s fees and expenses, incurred or paid by the Pledgee in exercising any right, power or remedy conferred hereby, and in the endorsements thereof, shall become a part of the indebtedness or obligations secured hereby.
     14. Further Assurances. The Pledgor shall, at its expense, do, make, procure, execute and deliver all acts, things, writings and assurances as the Pledgee may at any time request to protect, assure or enforce its interest, rights and remedies created by, provided in or emanating from this Agreement.
     15. Release, Indulgences, etc. The Pledgor agrees that demand, notice, protest and all demands and notices of any action taken by the Pledgee under this Agreement, except those expressly provided for in this Agreement and the Reimbursement Agreements, are hereby waived. Without notice to and further consent from the Pledgor, without in any way waiving any of the provisions of this Agreement, and without in any way releasing all or any part of the Pledgor’s obligations under this Agreement or in the Collateral, the Pledgor hereby consents: (a) to any extension of time for payment of any of the obligations of the Pledgor under the Reimbursement Agreements; (b) to any renewal, modification, waiver, or release of, any of the obligations of the Pledgor under the Reimbursement Agreements; (c) to the addition to, or release of the Pledgor or of any other maker, accommodation party, endorser, guarantor, surety, or indemnitor from, any of their respective obligations under the Reimbursement Agreements; (d) to the addition to, or release of, all or any part of the collateral and security for the Reimbursement Agreements and all or any part of Collateral hereunder; (e) to any indulgence and/or waiver given to the Pledgor or to any other maker, accommodation party, endorser, guarantor, surety, or indemnitor of any of the obligations of the Pledgor under the Reimbursement Agreements.
     16. Liability, Duties, and Resignation of Collateral Agent.
          (a) The Collateral Agent shall hold the Collateral as agent for the Pledgee. The Collateral Agent agrees to send a written confirmation to the Pledgee that it is holding the Collateral and the Account for the sole and exclusive account of the Pledgee for the benefit of the Pledgee.
          (b) The Collateral Agent, its affiliates, directors and officers and its respective successors, assigns, agents and servants, absent negligence or willful misconduct, shall not be held to any personal liability whatsoever, in tort, contract or otherwise, in connection with the execution and delivery of, or performance of its obligations under, this Agreement.
          (c) This Agreement sets forth exclusively the duties of the Collateral Agent with respect to any and all matters pertinent hereto and no implied duties or obligations shall be read into this Agreement against the Collateral Agent. The Collateral Agent may act in reliance upon any instrument or signature believed by it to be genuine and may assume that any person purporting to give any writing, notice, advice or direction for or on behalf of the Pledgee in connection with the provisions hereof has been duly authorized to do so.

          (d) The Collateral Agent may resign from its obligations under this Agreement at any time after thirty (30) days’ prior written notice to the other parties hereto, but in no event shall Collateral Agent be released of its obligations hereunder unless and until a substitute eligible institution has been designated and has assumed in writing the obligations of Collateral Agent hereunder.
     17. Notices. All notices, demands, requests, consents, approvals, certificate or other communications required under this Agreement to be in writing shall be sufficiently given and shall be deemed to have been properly given (i) if delivered by hand, when written confirmation of delivery is received by the sender, (ii) three days after the same is mailed by certified mail, postage prepaid, return receipt requested, or (iii) if sent by overnight courier, 24 hours after delivery to such overnight courier, addressed to the person to whom any such notice, demand, request, approval, certificate or other communication is to be given, at the appropriate address of such person as designated below:

If to the Pledgor at:	Human Genome Sciences, Inc.
14200 Shady Grove Road
Rockville, Maryland 20850
Attention: James H. Davis, Executive Vice President,
General Counsel and Secretary
Tel: (301) 251-6039
Fax: (301) 517-8831

If to the Pledgee at:	Manufacturers and Traders Trust Company
1 Research Court, Suite 400
Rockville, Maryland 20850
Attention: Arthur L. Perraud
Senior Relationship Manager
Tel: (240) 632-7808
Fax: (240) 632-2621

If to the Collateral Agent at:	Manufacturers and Traders Trust Company
25 South Charles Street, 16th Floor
Mail Code MD2-CS58
Baltimore, Maryland 21201
Attention: Sabrina Thomas
Tel: (410) 545-2193
Fax: (410) 244-4236
     18. Miscellaneous. Neither this Agreement nor any term, condition, covenant, or agreement hereof may be changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge, or termination is sought. This Agreement shall be governed by the laws of the State of Maryland and shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgee and its respective successors and assigns. As used herein, the singular number shall include the plural, and the use of the masculine, feminine, or neuter gender shall include all genders as the context may require, and the term “person” shall include an individual, a corporation, an association, a partnership, a trust, a limited liability company, an organization, a government or political subdivision thereof, and a governmental agency. Headings and captions used in this Agreement are solely for convenience of reference and shall not affect the meaning of this Agreement. Unless varied by this Agreement, all terms used herein which are defined by the Maryland Uniform Commercial Code shall have the same meanings hereunder as assigned to them by the Maryland Uniform Commercial Code. This Agreement may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same
     19. Termination. This Agreement shall terminate when 1997 Bonds Letter of Credit, the Series 1999 A Bonds Letter of Credit and the Substitute Series 1999 B Bonds Letter of Credit terminate and all obligations under the Reimbursement Agreements have been indefeasibly paid and performed in full, and upon the termination of this Agreement, the Pledgee shall instruct the Collateral Agent to reassign to the Pledgor, without recourse or warranty, express or implied, the then existing rights, title and interest of the Pledgee in and to the Collateral, the costs of such reassignment to be borne by the Pledgor.
(SIGNATURES APPEAR ON FOLLOWING PAGE)

     WITNESS the signature and seal of the Parties as of the date first written above.

WITNESS:	HUMAN GENOME SCIENCES, INC., as Pledgor

	By:	/s/ H. Thomas Watkins		(SEAL)

		Name:	H. Thomas Watkins

		Title:	President and Chief Executive Officer

WITNESS:	MANUFACTURERS AND TRADERS TRUST, COMPANY, as Pledgee

	By:	/s/ Arthur L. Perraud		(SEAL)

		Name:	Arthur L. Perraud

		Title:	Vice President

WITNESS:	MANUFACTURERS AND TRADERS TRUST COMPANY, as Collateral Agent

	By:	/s/ Cassandra J. Cole		(SEAL)

		Name:	Cassandra J. Cole

		Title:	Vice President

Exhibit A to
Collateral Pledge Agreement
DESCRIPTION OF ACCOUNT

Account Owner	Account Name	Account Number
Human Genome Sciences

Exhibit B to
Collateral Pledge Agreement
PERMITTED INVESTMENTS
     The term “Permitted Investments” as used in this Collateral Pledge Agreement means any of the following:
     Any investments allowed under the investment guidelines approved by the board of directors of the Pledgor, provided that such investments shall meet the following limitations:
     Such investments shall be direct obligations of the United States of America or other obligations the timely payment of the principal of and interest on which are fully and unconditionally guaranteed by the United States of America or debt securities rated “A-” or better by Standard & Poor’s Ratings Services or “Aa3” or better by Moody’s Investors Service, Inc, provided that (i) no more than ten percent (10%) of the Collateral shall be invested at any time in the obligations of any one corporate issuer, (ii) no such obligation shall have a maturity or market expected average life in excess of seven (7) years, and (iii) such obligations shall not have an average duration exceeding seven (7) years.